Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Brocade Communication Systems, Inc. pertaining to the 2009 Stock Plan, 2009 Director Plan and 2009 Employee Stock Purchase Plan of our report dated February 26, 2008, with respect to the consolidated financial statements of Foundry Networks, Inc., included in Brocade Communications Systems, Inc’s Current Report on Form 8-K/A dated February 25, 2009 filed with the Securities and Exchange Commission.

                            /s/ Ernst & Young LLP

San Jose, California

April 24, 2009